EXHIBIT 10.01(e)

Amendment No. 5 dated as of May 17, 2004 to Employment Agreement dated as of January 1, 1998 (the "Agreement") by and between Colonial Commercial Corp., a New York corporation (the "Company") and Bernard Korn (the "Employee").

PRELIMINARY STATEMENT

The Employee has been employed by the Company under the Agreement for a term ending at the close of business on December 31, 2003. The Company desires to insure the continuation of the Employee's employment through December 31, 2008 and the Employee is willing to insure such continuation under the terms of this amendment to the Agreement.

Accordingly, for good and valuable consideration, the Agreement is hereby amended as follows:

1.	Section 1.02 of the Agreement is amended to read as follows:

The Employee's employment hereunder shall be for a term commencing as of January 1, 1998 (the "Commencement Date") and terminating at the close of business on December 31, 2008 (the "Term").

2.	Section 2.01 of the Agreement is amended to read as follows:

Compensation. For all services rendered by the Employee hereunder and all covenants and conditions undertaken by him pursuant to this Agreement, the Company shall pay and the Employee shall accept (i) a salary at the rate of $150,000 per annum from the date of this Amendment until December 31, 2005, and (ii) a salary at the rate of $200,000 per annum from January 1, 2006 to December 31, 2008. Compensation shall be payable not less frequently than in bi-weekly installments. The Company may (but shall not be obligated to), at any time and from time to time, grant to the Employee an increase or increases in the compensation otherwise payable pursuant to this Section 2.01, but such increase or increases, if any, shall not be deemed to alter, modify, waive or otherwise affect any other term, covenant or condition of this Agreement.

Except as amended hereby, the Agreement is in full respects ratified and confirmed.

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date set forth above.

COLONIAL COMMERCIAL CORP.

By:	/s/ James W. Stewart
James W. Stewart
Executive Vice President

Employee:

/s/ Bernard Korn
Bernard Korn